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                                                                   Exhibit 10.2D

                               EXTENSION AGREEMENT

EXTENSION AGREEMENT entered into as of the thirtieth day of December 2003 by and between Alicomp, a division of Alicare Inc, (Alicomp) with offices located at 730 Broadway, N.Y. 10003 and Infocrossing Inc. (IFOX) (formerly known as Computer Outsourcing Services Inc.) with offices located at 2 Christie Heights, Leonia N.J. 07605.

WHEREAS the parties entered in an agreement dated March 21, 1997, (effective October 1, 1997) (the Service Agreement) pursuant to which IFOX provides certain computer related services to Alicomp and a Marketing Agreement dated March 21, 1997 (the Marketing Agreement) pursuant to which the parties share resources and clients (collectively the Service Agreement and the Marketing Agreement are referred to herein as the March 21, 1997 Agreement); and,

WHEREAS the term of the October 1, 2002 Extension Agreement expires on September 30, 2003; and

WHEREAS Alicomp and IFOX have begun negotiations with respect to the terms and conditions of a new Service Agreement and a new Marketing Agreement but such negotiations have not yet been completed; and

WHEREAS Alicomp desires to continue receiving services and benefits of the March 21, 1997 Agreement from IFOX during the course of the negotiations; and

WHEREAS IFOX desires to continue to provide the services and benefits of the March 21, 1997 Agreement during the course of the negotiations;

NOW THEREFORE, in exchange for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have agreed as follows:

1. IFOX shall continue to provide Alicomp with all of the services set forth in the March 21, 1997 Agreement upon the same terms and conditions as set forth in the March 21, 1997 Agreement.
2. All of the terms of the March 21, 1997 Agreement, including but not limited to fee schedules and payment terms, shall remain in full force and effect, as if set forth at length herein, except that the parties have agreed to further negotiate certain terms of the March 21, 1997 Agreement.
3. The term of the March 21, 1997 Agreement shall be extended from October 1, 2003 until September 30, 2006 and shall thereafter automatically renew itself for successive thirty day periods unless one party gives the other written notice thirty days prior to the date that extended March 21, 1997 Agreement would otherwise expire that the party does not wish to extend the term, in which event the extended March 21, 1997 Agreement shall terminate without further renewal.

/s/ Robert B. Wallach                              /s/ Arthur Kurek
--------------------------------                   ----------------------------
Infocrossing, Inc                                  Alicomp
By: Robert B. Wallach, President                   By: Arthur Kurek, President